UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 18, 2009

Integra Bank Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Indiana	0-13585	35-1632155
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

21 SE Third Street, Evansville, Indiana		47708
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	812-464-9677

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 19, 2009, Integra Bank Corporation (the "Company") announced the Company's Board of Directors appointed Michael B. Carroll as Chief Financial Officer, effective December 1, 2009. Mr. Carroll is age 47 and joined the Company in 2002 as Risk Manager. In 2005, he was appointed Controller and Principal Accounting Officer.

The Compensation Committee of the Board of Directors approved an increase in Mr. Carroll's base salary to $185,000 and a one-time cash payment of $20,000, to be made before December 31, 2009.

The Company is a participant with the U.S. Department of Treasury's Capital Purchase Program (CPP), which imposes restrictions on compensation payable to the Company's senior executive officers. Mr. Carroll will evidence his agreement to such restrictions effective January 1, 2010 by executing the form of agreement attached as Exhibit 10.1.

Mr. Carroll's appointment was announced in the Company's press release, a copy of which is filed as Exhibit 99.1 and is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Integra Bank Corporation

November 19, 2009	By:	Michael J. Alley

Name: Michael J. Alley
Title: Chairman of the Board and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.1	Form of Senior Officer Letter Agreement
99.1	Press Release dated November 19, 2009